Exhibit 99(c)

KEYCORP STUDENT LOAN TRUST 1999-A

OFFICERS’ CERTIFICATE

Deutsche Bank Trust Company Americas, IT
60 Wall Street, 26th Floor – MS NYC60-2606
New York, NY 10005
Attn: Corporate Trust & Agency Group
Structured Finance
Phone: (212) 250-8522
Fax: (212) 797-8606

Pursuant to Section 3.09 of the Indenture between KeyCorp Student Loan Trust 1999-A, as Issuer, and Deutsche Bank Trust Company Americas, successor in interest to Bankers Trust Company, as Indenture Trustee, dated January 1, 1999, the undersigned hereby certifies that (i) a review of the activities of the Issuer from January 1, 2004, through December 31, 2004, and of its performance under the Indenture has been made, and (ii) to the best of my knowledge, based on such review, the Issuer has fulfilled all its obligations under the Indenture throughout such period.

KEYCORP STUDENT LOAN TRUST 1999-A,

	By:	KeyBank National Association, successor in interest to Key Bank USA, National Association, as Administrator

Date: March 14, 2005		By:	/S/ DANIEL G. SMITH

Name: Daniel G. Smith Title: Senior Vice President

		By:	/S/ KRISTA C. NEAL

Name: Krista C. Neal Title: Vice President